Cathay General Bancorp Announces Net Income of $31.9 Million, or $0.40 Per Share, For the Fourth Quarter and Net Income of $123.1 Million For the Year Ended December 31, 2013

LOS ANGELES, Jan. 23, 2014 /PRNewswire/ -- Cathay General Bancorp (the "Company", NASDAQ: CATY), the holding company for Cathay Bank, today announced results for the fourth quarter and for the year ended December 31, 2013.

FINANCIAL PERFORMANCE

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Net income	$31.9 million	$28.3 million	$123.1 million	$117.4 million
Net income available to common stockholders	$31.9 million	$24.2 million	$113.5 million	$101.0 million
Basic earnings per common share	$0.40	$0.31	$1.44	$1.28
Diluted earnings per common share	$0.40	$0.31	$1.43	$1.28
Return on average assets	1.19%	1.06%	1.17%	1.11%
Return on average total stockholders' equity	8.70%	6.97%	8.00%	7.48%
Efficiency ratio	44.65%	53.11%	50.35%	52.37%

FULL YEAR HIGHLIGHTS

  Diluted earnings per share increased 11.7% to $1.43 per share for the year ended 2013 compared to $1.28 per share for the year ended 2012.
  Strong growth in loans – Total loans increased $655.4 million, or 8.8%, during 2013, to $8.1 billion at December 31, 2013, compared to $7.4 billion at December 31, 2012.
  Redemption on September 30, 2013, of the remaining $129 million of the Company's preferred stock issued under the U.S. Treasury's TARP Capital Purchase Program.

"Our loan growth for the fourth quarter was solid at $252.6 million, or a 13% annualized rate. Continuing our goal of increasing our number of branches to better serve our customers, earlier this week, we signed an agreement to purchase the deposits of a branch located in the Richmond District of San Francisco, which will become our second branch in the City of San Francisco," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

"Our new West Covina, California branch opened on December 19, 2013 and we expect to open our new Bensonhurst, New York branch in March, 2014. Our focus on core deposit generation resulted in core deposits increasing 10.3% during 2013," said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

"During December 2013, we increased our quarterly dividend from $.01 to $.05 per share. We will continue to work to restore our dividend to historical levels," concluded Dunson Cheng.

FOURTH QUARTER INCOME STATEMENT REVIEW

Net income available to common stockholders for the quarter ended December 31, 2013, was $31.9 million, an increase of $7.7 million, or 31.8%, compared to a net income available to common stockholders of $24.2 million for the same quarter a year ago. Diluted earnings per share available to common stockholders for the quarter ended December 31, 2013, was $0.40 compared to $0.31 for the same quarter a year ago due primarily to decreases in cost associated with debt redemption, decreases in other real estate owned ("OREO") expenses, and decreases in amortization of core deposit intangibles offset by decreases in gains on sale of securities.

Return on average stockholders' equity was 8.70% and return on average assets was 1.19% for the quarter ended December 31, 2013, compared to a return on average stockholders' equity of 6.97% and a return on average assets of 1.06% for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $897,000, or 1.1%, to $82.0 million during the fourth quarter of 2013 compared to $81.1 million during the same quarter a year ago. The increase was due primarily to the decrease in interest expense from securities sold under agreements to repurchase offset by the decrease in interest income from investment securities.

The net interest margin, on a fully taxable-equivalent basis, was 3.30% for the fourth quarter of 2013, compared to 3.35% for the third quarter of 2013, and 3.28% for the fourth quarter of 2012. The decrease in the interest expense on securities sold under agreements to repurchase offset by decreases in earnings on investment securities contributed to the increase in the net interest margin compared to the fourth quarter of 2012.

For the fourth quarter of 2013, the yield on average interest-earning assets was 4.09%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities was 1.03%, and the cost of interest bearing deposits was 0.65%. In comparison, for the fourth quarter of 2012, the yield on average interest-earning assets was 4.25%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities was 1.25%, and the cost of interest bearing deposits was 0.65%. The interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, increased six basis points to 3.06% for the quarter ended December 31, 2013, from 3.00% for the same quarter a year ago, primarily for the reasons discussed above.

Provision for credit losses

Provision for credit losses was zero for both the fourth quarter of 2013 and the fourth quarter of 2012. The provision for credit losses was based on the review of the adequacy of the allowance for loan losses at December 31, 2013. The provision or reversal for credit losses represents the charge against or benefit toward current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb credit losses inherent in the Company's loan portfolio, including unfunded commitments. The following table summarizes the charge-offs and recoveries for the periods indicated:

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
	(In thousands)
Charge-offs:
Commercial loans	$ 11,045	$ 3,228	$ 15,625	$ 17,707
Construction loans- residential	-	-	-	391
Construction loans- other	-	-	-	774
Real estate loans (1)	626	1,265	3,499	13,616
Real estate- land loans	-	177	1,318	278
Installment and other loans	-	-	-	25
Total charge-offs	11,671	4,670	20,442	32,791
Recoveries:
Commercial loans	724	719	2,739	1,949
Construction loans- residential	1	76	1,201	3,788
Construction loans- other	27	452	1,083	2,365
Real estate loans (1)	1,749	2,036	5,978	8,820
Real estate- land loans	896	24	2,997	1,202
Installment and other loans	-	-	11	3
Total recoveries	3,397	3,307	14,009	18,127
Net charge-offs	$ 8,274	$ 1,363	$ 6,433	$ 14,664

(1) Real estate loans include commercial mortgage loans, residential mortgage loans, and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $8.3 million for the fourth quarter of 2013, a decrease of $3.9 million, or 31.6%, compared to $12.2 million for the fourth quarter of 2012. The decrease in non-interest income in the fourth quarter of 2013 was primarily due to a decrease of $4.6 million in gains on sale of securities and a decrease of $470,000 in venture capital income offset by increases of $331,000 in other miscellaneous loan fees, $242,000 in commissions from wealth management, and $230,000 in letters of credit commissions.

Non-interest expense

Non-interest expense decreased $9.2 million, or 18.6%, to $40.3 million in the fourth quarter of 2013 compared to $49.5 million in the same quarter a year ago. The efficiency ratio was 44.65% in the fourth quarter of 2013 compared to 53.11% for the same quarter a year ago.

Prepayment penalties decreased $5.9 million to $2,000 in the fourth quarter of 2013 compared to $5.9 million in the same quarter a year ago. The Company did not prepay any securities sold under agreements in the fourth quarter of 2013 compared to $100.0 million in the same period a year ago. In December 2013, the Company prepaid $50.0 million of subordinated debt. OREO expenses decreased $2.7 million primarily due to increases in gains on sales of OREO and decreases in provision for OREO write-downs. Amortization of core deposit premium decreased $962,000 to $436,000 in the fourth quarter of 2013 compared to $1.4 million in the same quarter a year ago as a result of the full amortization of the core deposit premium from the General Bank acquisition.

Income taxes

The effective tax rate for the fourth quarter of 2013 was 36.0% compared to 35.1% for the fourth quarter of 2012. The effective tax rate includes the impact of the utilization of low income housing tax credits and the recognition of other tax credits.

BALANCE SHEET REVIEW

Gross loans were $8.08 billion at December 31, 2013, an increase of $655.4 million, or 8.8%, from $7.43 billion at December 31, 2012, primarily due to increases of $254.6 million, or 6.8%, in commercial mortgage loans, increases of $209.0 million, or 18.2%, in residential mortgage loans, and increases of $171.6 million, or 8.1%, in commercial loans. The changes in loan balances and composition from December 31, 2012, are presented below:

Type of Loans	December 31, 2013	December 31, 2012	% Change
	(Dollars in thousands)
Commercial loans	$ 2,298,724	$ 2,127,107	8
Residential mortgage loans	1,355,255	1,146,230	18
Commercial mortgage loans	4,023,051	3,768,452	7
Equity lines	171,277	193,852	(12)
Real estate construction loans	221,701	180,950	23
Installment & other loans	14,555	12,556	16

Gross loans	$ 8,084,563	$ 7,429,147	9

Allowance for loan losses	(173,889)	(183,322)	(5)
Unamortized deferred loan fees	(13,487)	(10,238)	32

Total loans, net	$ 7,897,187	$ 7,235,587	9

Total deposits were $7.98 billion at December 31, 2013, an increase of $598.1 million, or 8.1%, from $7.38 billion at December 31, 2012, primarily due to a $287.0 million, or 44.6%, increase in time deposits under $100,000, a $99.6 million, or 8.4%, increase in money market deposits, a $172.4 million, or 13.6%, increase in non-interest bearing demand deposits, a $90.7 million, or 15.3%, increase in NOW deposits, and a $25.7 million, or 5.4%, increase in saving deposits offset by a $77.4 million, or 2.4%, decrease in time deposits of $100,000 or more. Increases in time deposits under $100,000 were primarily due to increases in brokered time deposits. The changes in deposit balances and composition from December 31, 2012, are presented below:

Deposits	December 31, 2013	December 31, 2012	% Change
	(Dollars in thousands)
Non-interest-bearing demand deposits	$ 1,441,858	$ 1,269,455	14
NOW deposits	683,873	593,133	15
Money market deposits	1,286,338	1,186,771	8
Savings deposits	499,520	473,805	5
Time deposits under $100,000	931,204	644,191	45
Time deposits of $100,000 or more	3,138,512	3,215,870	(2)
Total deposits	$ 7,981,305	$ 7,383,225	8

ASSET QUALITY REVIEW

At December 31, 2013, total non-accrual loans were $83.2 million, a decrease of $20.7 million, or 19.9%, from $103.9 million at December 31, 2012.

The allowance for loan losses was $173.9 million and the allowance for off-balance sheet unfunded credit commitments was $1.4 million at December 31, 2013, which represented the amount believed by management to be sufficient to absorb credit losses inherent in the loan portfolio, including unfunded commitments. The allowance for credit losses, which is the sum of the allowances for loan losses and for off-balance sheet unfunded credit commitments, was $175.3 million at December 31, 2013, compared to $184.7 million at December 31, 2012, a decrease of $9.4 million, or 5.1%. The allowance for credit losses represented 2.17% of period-end gross loans and 208.2% of non-performing loans at December 31, 2013. The comparable ratios were 2.49% of period-end gross loans and 176.7% of non-performing loans at December 31, 2012. The changes in the Company's non-performing assets and troubled debt restructurings at December 31, 2013, compared to December 31, 2012, and to September 30, 2013, are highlighted below:

(Dollars in thousands)	December 31, 2013	December 31, 2012	% Change	September 30, 2013	% Change
Non-performing assets
Accruing loans past due 90 days or more	$ 982	$ 630	56	$ 499	97
Non-accrual loans:
Construction- residential loans	3,313	2,984	11	3,495	(5)
Construction- non-residential loans	25,273	33,315	(24)	25,500	(1)
Land loans	6,502	6,053	7	8,334	(22)
Commercial real estate loans, excluding land loans	13,119	29,651	(56)	27,662	(53)
Commercial loans	21,232	19,958	6	24,506	(13)
Residential mortgage loans	13,744	11,941	15	10,364	33
Total non-accrual loans:	$ 83,183	$ 103,902	(20)	$ 99,861	(17)
Total non-performing loans	84,165	104,532	(19)	100,360	(16)
Other real estate owned	52,985	46,384	14	49,777	6
Total non-performing assets	$ 137,150	$ 150,916	(9)	$ 150,137	(9)
Accruing troubled debt restructurings (TDRs)	$ 117,597	$ 144,695	(19)	$ 115,940	1

Allowance for loan losses	$ 173,889	$ 183,322	(5)	$ 181,452	(4)
Allowance for off-balance sheet credit commitments	1,362	1,363	(0)	2,074	(34)
Allowance for credit losses	$ 175,251	$ 184,685	(5)	$ 183,526	(5)

Total gross loans outstanding, at period-end	$ 8,084,563	$ 7,429,147	9	$ 7,832,013	3

Allowance for loan losses to non-performing loans, at period-end	206.60%	175.37%		180.80%
Allowance for loan losses to gross loans, at period-end	2.15%	2.47%		2.32%
Allowance for credit losses to gross loans, at period-end	2.17%	2.49%		2.34%

Troubled debt restructurings on accrual status totaled $117.6 million at December 31, 2013, compared to $144.7 million at December 31, 2012. These loans are classified as troubled debt restructurings as a result of granting a concession to borrowers. Although these loan modifications are considered troubled debt restructurings under Accounting Standard Codification 310-40 and Accounting Standard Update 2011-02, these loans have been performing under the restructured terms and have demonstrated sustained performance under the modified terms. The sustained performance considered by management includes the periods prior to the modification if the prior performance met or exceeded the modified terms as well as cash paid to set up interest reserves.

The ratio of non-performing assets to total assets was 1.3% at December 31, 2013, compared to 1.4% at December 31, 2012. Total non-performing assets decreased $13.7 million, or 9.1%, to $137.2 million at December 31, 2013, compared to $150.9 million at December 31, 2012, primarily due to a $20.7 million, or 19.9%, decrease in non-accrual loans offset by a $6.6 million, or 14.2%, increase in OREO.

CAPITAL ADEQUACY REVIEW

At December 31, 2013, the Company's Tier 1 risk-based capital ratio of 15.03%, total risk-based capital ratio of 16.34%, and Tier 1 leverage capital ratio of 12.48%, continue to place the Company in the "well capitalized" category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 6%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. At December 31, 2012, the Company's Tier 1 risk-based capital ratio was 17.36%, total risk-based capital ratio was 19.12%, and Tier 1 leverage capital ratio was 13.82%.

FULL YEAR REVIEW

Net income attributable to common stockholders for the year ended December 31, 2013, was $113.5 million, an increase of $12.5 million, or 12.4%, compared to net income attributable to common stockholders of $101.0 million for the year ended December 31, 2012, due primarily to increases in gains on sale of securities, decreases in OREO expenses, decreases in litigation expenses, and increases in commissions from wealth management, offset by decreases in the reversal for credit losses, increases in prepayment penalties on the prepayment of securities sold under an agreement to repurchase, increases in salaries and incentive compensation expense, increases in consulting expense, and increases in legal and collection expense. Diluted earnings per share was $1.43 for the year ended December 31, 2013, compared to $1.28 per share for the year ended December 31, 2012. The net interest margin for the year ended December 31, 2013, increased five basis points to 3.33% compared to 3.28% for the year ended December 31, 2012.

Return on average stockholders' equity was 8.00% and return on average assets was 1.17% for the year ended December 31, 2013, compared to a return on average stockholders' equity of 7.48% and a return on average assets of 1.11% for the year ended December 31, 2012. The efficiency ratio for the year ended December 31, 2013, was 50.35% compared to 52.37% for the year ended December 31, 2012.

CONFERENCE CALL

Cathay General Bancorp will host a conference call this afternoon to discuss its fourth quarter 2013 financial results. The call will begin at 3:00 p.m. Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-877-703-6102 and enter Participant Passcode 88064359. A listen-only live Webcast of the call will be available at www.cathaygeneralbancorp.com and a recorded version is scheduled to be available for replay for 12 months after the call.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 32 branches in California, eight branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Nevada, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank's website is found at http://www.cathaybank.com. Cathay General Bancorp's website is found at http://www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "aims," "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "predicts," "potential," "possible," "optimistic," "seeks," "shall," "should," "will," and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from U.S. and international business and economic conditions; credit risks of lending activities and deterioration in asset or credit quality; potential supervisory action by federal supervisory authorities; increased costs of compliance and other risks associated with changes in regulation and the current regulatory environment, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and the potential for substantial changes in the legal, regulatory, and enforcement framework and oversight applicable to financial institutions in reaction to recent adverse financial market events, including changes pursuant to the Dodd-Frank Act; potential goodwill impairment; liquidity risk; fluctuations in interest rates; inflation and deflation; risks associated with acquisitions and the expansion of our business into new markets; real estate market conditions and the value of real estate collateral; environmental liabilities; our ability to compete with larger competitors; the possibility of higher capital requirements, including implementation of the Basel III capital standards of the Basel Committee; our ability to retain key personnel; successful management of reputational risk; natural disasters and geopolitical events; general economic or business conditions in California, Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes, including successfully implementing our core system conversion; adverse results in legal proceedings; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; and the soundness of other financial institutions.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2012 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp's filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations, (626) 279-3286.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	Three months ended December 31,			Year ended December 31,
(Dollars in thousands, except per share data)	2013	2012	% Change	2013	2012	% Change

FINANCIAL PERFORMANCE
Net interest income before provision for credit losses	$ 81,962	$ 81,065	1	$ 324,696	$ 321,253	1
Provision reversal for credit losses	-	-	-	(3,000)	(9,000)	(67)
Net interest income after provision for credit losses	81,962	81,065	1	327,696	330,253	(1)
Non-interest income	8,345	12,202	(32)	60,307	46,507	30
Non-interest expense	40,319	49,532	(19)	193,833	192,589	1
Income before income tax expense	49,988	43,735	14	194,170	184,171	5
Income tax expense	17,946	15,276	17	70,435	66,128	7
Net income	32,042	28,459	13	123,735	118,043	5
Net income attributable to noncontrolling interest	140	153	(8)	592	605	(2)
Net income attributable to Cathay General Bancorp	$ 31,902	$ 28,306	13	$ 123,143	$ 117,438	5
Dividends on preferred stock and noncash charge from repayment	-	(4,127)	(100)	(9,685)	(16,488)	(41)
Net income attributable to common stockholders	$ 31,902	$ 24,179	32	$ 113,458	$ 100,950	12

Net income attributable to common stockholders per common share:
Basic	$ 0.40	$ 0.31	29	$ 1.44	$ 1.28	13
Diluted	$ 0.40	$ 0.31	29	$ 1.43	$ 1.28	12

Cash dividends paid per common share	$ 0.05	$ 0.01	400	$ 0.08	$ 0.04	100

SELECTED RATIOS
Return on average assets	1.19%	1.06%	12	1.17%	1.11%	5
Return on average total stockholders' equity	8.70%	6.97%	25	8.00%	7.48%	7
Efficiency ratio	44.65%	53.11%	(16)	50.35%	52.37%	(4)
Dividend payout ratio	12.46%	2.78%	348	5.15%	2.68%	92

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	4.09%	4.25%	(4)	4.17%	4.38%	(5)
Total interest-bearing liabilities	1.03%	1.25%	(18)	1.09%	1.39%	(22)
Net interest spread	3.06%	3.00%	2	3.08%	2.99%	3
Net interest margin	3.30%	3.28%	1	3.33%	3.28%	2

CAPITAL RATIOS	December 31, 2013	December 31, 2012	September 30, 2013	Well Capitalized Requirements	Minimum Regulatory Requirements
Tier 1 risk-based capital ratio	15.03%	17.36%	14.88%	6.0%	4.0%
Total risk-based capital ratio	16.34%	19.12%	16.65%	10.0%	8.0%
Tier 1 leverage capital ratio	12.48%	13.82%	12.36%	5.0%	4.0%

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)	December 31, 2013	December 31, 2012	% change

Assets
Cash and due from banks	$ 153,747	$ 144,909	6
Short-term investments and interest bearing deposits	516,938	411,983	25
Securities held-to-maturity (market value of $823,906 in 2012)	-	773,768	(100)
Securities available-for-sale (amortized cost of $1,637,965 in 2013 and
$1,290,676 in 2012)	1,586,668	1,291,480	23
Trading securities	4,936	4,703	5
Loans	8,084,563	7,429,147	9
Less: Allowance for loan losses	(173,889)	(183,322)	(5)
Unamortized deferred loan fees, net	(13,487)	(10,238)	32
Loans, net	7,897,187	7,235,587	9
Federal Home Loan Bank stock	25,000	41,272	(39)
Other real estate owned, net	52,985	46,384	14
Affordable housing investments, net	84,108	85,037	(1)
Premises and equipment, net	102,045	102,613	(1)
Customers' liability on acceptances	32,194	41,271	(22)
Accrued interest receivable	24,274	26,015	(7)
Goodwill	316,340	316,340	-
Other intangible assets, net	2,230	6,132	(64)
Other assets	191,095	166,595	15

Total assets	$ 10,989,747	$ 10,694,089	3

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$ 1,441,858	$ 1,269,455	14
Interest-bearing deposits:
NOW deposits	683,873	593,133	15
Money market deposits	1,286,338	1,186,771	8
Savings deposits	499,520	473,805	5
Time deposits under $100,000	931,204	644,191	45
Time deposits of $100,000 or more	3,138,512	3,215,870	(2)
Total deposits	7,981,305	7,383,225	8

Securities sold under agreements to repurchase	800,000	1,250,000	(36)
Advances from the Federal Home Loan Bank	521,200	146,200	256
Other borrowings for affordable housing investments	19,062	18,713	2
Long-term debt	121,136	171,136	(29)
Acceptances outstanding	32,194	41,271	(22)
Other liabilities	55,418	54,040	3
Total liabilities	9,530,315	9,064,585	5
Commitments and contingencies	-	-	-
Stockholders' Equity
Preferred stock, 10,000,000 shares authorized, none issued
and outstanding at December 31, 2013, and 258,000 issued
and outstanding at December 31, 2012	-	254,580	(100)
Common stock, $0.01 par value, 100,000,000 shares authorized,
83,797,434 issued and 79,589,869 outstanding at December 31, 2013, and
82,985,853 issued and 78,778,288 outstanding at December 31, 2012	838	830	1
Additional paid-in-capital	784,949	768,925	2
Accumulated other comprehensive (loss)/income, net	(29,728)	465	(6,493)
Retained earnings	829,109	721,993	15
Treasury stock, at cost (4,207,565 shares at December 31, 2013,
and at December 31, 2012)	(125,736)	(125,736)	-

Total Cathay General Bancorp stockholders' equity	1,459,432	1,621,057	(10)
Noncontrolling interest	-	8,447	(100)
Total equity	1,459,432	1,629,504	(10)
Total liabilities and equity	$ 10,989,747	$ 10,694,089	3

Book value per common share	$18.25	$17.12	7
Number of common shares outstanding	79,589,869	78,778,288	1

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$ 92,402	$ 91,157	$ 359,959	$ 360,643
Investment securities- taxable	8,426	12,349	43,412	62,395
Investment securities- nontaxable	-	1,034	995	4,161
Federal Home Loan Bank stock	439	295	1,480	485
Federal funds sold and securities
purchased under agreements to resell	-	-	-	18
Deposits with banks	354	446	1,150	2,042

Total interest and dividend income	101,621	105,281	406,996	429,744

INTEREST EXPENSE
Time deposits of $100,000 or more	6,745	7,289	27,211	33,441
Other deposits	3,934	2,887	13,178	13,932
Securities sold under agreements to repurchase	7,914	12,712	37,692	55,699
Advances from Federal Home Loan Bank	153	74	528	270
Long-term debt	913	1,254	3,691	5,149

Total interest expense	19,659	24,216	82,300	108,491

Net interest income before provision for credit losses	81,962	81,065	324,696	321,253
Provision reversal for credit losses	-	-	(3,000)	(9,000)

Net interest income after provision for credit losses	81,962	81,065	327,696	330,253

NON-INTEREST INCOME
Securities gains, net	205	4,785	27,362	18,026
Letters of credit commissions	1,673	1,443	6,281	6,316
Depository service fees	1,371	1,339	5,701	5,453
Other operating income	5,096	4,635	20,963	16,712

Total non-interest income	8,345	12,202	60,307	46,507

NON-INTEREST EXPENSE
Salaries and employee benefits	21,084	19,951	88,276	78,377
Occupancy expense	3,880	3,682	14,846	14,608
Computer and equipment expense	2,280	2,397	9,768	9,591
Professional services expense	6,090	6,544	24,574	21,768
FDIC and State assessments	1,920	1,785	7,351	8,339
Marketing expense	700	1,199	3,403	4,607
Other real estate owned (income)/expense	(1,121)	1,568	(235)	15,116
Operations of affordable housing investments	2,301	1,919	7,253	6,306
Amortization of core deposit intangibles	436	1,398	4,533	5,663
Cost associated with debt redemption	2	5,920	22,557	12,120
Other operating expense	2,747	3,169	11,507	16,094

Total non-interest expense	40,319	49,532	193,833	192,589

Income before income tax expense	49,988	43,735	194,170	184,171
Income tax expense	17,946	15,276	70,435	66,128
Net income	32,042	28,459	123,735	118,043
Less: net income attributable to noncontrolling interest	140	153	592	605
Net income attributable to Cathay General Bancorp	31,902	28,306	123,143	117,438

Dividends on preferred stock and noncash charge from repayment	-	(4,127)	(9,685)	(16,488)
Net income attributable to common stockholders	$ 31,902	$ 24,179	$ 113,458	$ 100,950

Net income attributable to common stockholders per common share:
Basic	$ 0.40	$ 0.31	$ 1.44	$ 1.28
Diluted	$ 0.40	$ 0.31	$ 1.43	$ 1.28

Cash dividends paid per common share	$ 0.05	$ 0.01	$ 0.08	$ 0.04
Basic average common shares outstanding	79,256,279	78,757,798	78,954,898	78,719,133
Diluted average common shares outstanding	79,713,155	78,759,222	79,137,983	78,723,297

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

	Three months ended,
(In thousands)	December 31, 2013		December 31, 2012		September 30, 2013

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans (1)	$ 7,945,343	4.61%	$ 7,318,749	4.96%	$ 7,732,167	4.66%
Taxable investment securities	1,683,358	1.99%	2,005,074	2.45%	1,869,101	2.31%
Tax-exempt investment securities (2)	-	-	130,927	4.83%	-	-
FHLB stock	26,801	6.50%	43,290	2.71%	30,938	5.76%
Deposits with banks	190,092	0.74%	405,467	0.44%	160,985	0.76%

Total interest-earning assets	$ 9,845,594	4.09%	$ 9,903,507	4.25%	$ 9,793,191	4.15%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 667,005	0.16%	$ 568,762	0.16%	$ 647,037	0.16%
Money market deposits	1,323,759	0.61%	1,200,528	0.55%	1,234,091	0.58%
Savings deposits	504,411	0.08%	469,249	0.08%	471,849	0.07%
Time deposits	4,047,956	0.81%	3,958,704	0.83%	4,069,612	0.80%
Total interest-bearing deposits	$ 6,543,131	0.65%	$ 6,197,243	0.65%	$ 6,422,589	0.64%
Securities sold under agreements to repurchase	800,000	3.92%	1,288,587	3.92%	855,435	3.90%
Other borrowed funds	87,746	0.69%	41,290	0.71%	82,822	0.72%
Long-term debt	164,614	2.20%	171,136	2.92%	171,136	2.16%
Total interest-bearing liabilities	7,595,491	1.03%	7,698,256	1.25%	7,531,982	1.05%

Non-interest-bearing demand deposits	1,448,044		1,236,304		1,353,451

Total deposits and other borrowed funds	$ 9,043,535		$ 8,934,560		$ 8,885,433

Total average assets	$ 10,612,221		$ 10,641,799		$ 10,519,491
Total average equity	$ 1,463,034		$ 1,625,065		$ 1,547,606

	Year ended,
(In thousands)	December 31, 2013		December 31, 2012

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans (1)	$ 7,630,530	4.72%	$ 7,095,076	5.08%
Taxable investment securities	1,903,541	2.28%	2,216,857	2.81%
Tax-exempt investment securities (2)	29,076	5.27%	131,530	4.87%
FHLB stock	33,446	4.43%	47,938	1.01%
Federal funds sold and securities purchased
under agreements to resell	-	-	14,986	0.12%
Deposits with banks	184,654	0.62%	367,138	0.56%

Total interest-earning assets	$ 9,781,247	4.17%	$ 9,873,525	4.38%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 634,506	0.16%	$ 516,246	0.15%
Money market deposits	1,215,347	0.58%	1,059,841	0.56%
Savings deposits	488,932	0.08%	451,022	0.08%
Time deposits	3,993,508	0.80%	4,197,906	0.96%
Total interest-bearing deposits	$ 6,332,293	0.64%	$ 6,225,015	0.76%
Securities sold under agreements to repurchase	972,329	3.88%	1,361,475	4.09%
Other borrowed funds	72,687	0.73%	37,717	0.72%
Long-term debt	169,492	2.18%	171,136	3.01%
Total interest-bearing liabilities	7,546,801	1.09%	7,795,343	1.39%

Non-interest-bearing demand deposits	1,325,781		1,157,343

Total deposits and other borrowed funds	$ 8,872,582		$ 8,952,686

Total average assets	$ 10,506,842		$ 10,617,004
Total average equity	$ 1,548,179		$ 1,579,195

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

(2) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.

CONTACT: Heng W. Chen, (626) 279-3652